Exhibit 99.6

EXECUTION VERSION

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of August 4, 2021 by and among Unicorn II Holdings Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“HoldCo”) and certain shareholders of New Frontier Health Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), listed on Schedule A hereto (each, a “Shareholder” and collectively, the “Shareholders”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

WHEREAS, substantially concurrently with the execution and delivery of this Agreement, HoldCo, Unicorn II Parent Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly-owned subsidiary of HoldCo (“Parent”), and Unicorn II Merger Sub Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company executed an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”) with the Company surviving the Merger and becoming a wholly owned Subsidiary of Parent;

WHEREAS, as of the date of this Agreement, each Shareholder is the Beneficial Owner (as defined below) of the Existing Securities (as defined below) set forth opposite such Shareholder’s name on Schedule A hereto;

WHEREAS, as a condition and inducement to the willingness of HoldCo, Parent and Merger Sub to enter into the Merger Agreement and pursue the Merger, HoldCo has required that each Shareholder agree, and each Shareholder has agreed, upon the terms and subject to the conditions set forth herein, to enter into this Agreement and abide by the covenants and obligations set forth herein; and

WHEREAS, as a condition and inducement to the willingness of the Shareholders solely in their capacity as Beneficial Owners of Covered Securities (as defined below) to enter into this Agreement and take such action contemplated hereunder in support of the Merger upon the terms and subject to the conditions set forth herein, HoldCo has agreed, upon the terms and subject to the conditions set forth herein, to enter into this Agreement and abide by its covenants and obligations set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATIONS

Section 1.1        Defined Terms. The following terms, as used in this Agreement, shall have the meanings set forth below.

(a)       “Additional Rollover Agreements” means one or more rollover agreements entered into on or after the date hereof among the HoldCo and one or more shareholders of the Company providing for rollover arrangement with respect to certain Ordinary Shares and/or Company Warrants held by such shareholders substantially similar to that with respect to Rollover Shares and/or Rollover Warrants as provided hereunder.

(b)       “Additional Securities” means with respect to a Shareholder, Ordinary Shares or other voting share capital of the Company or Company Warrants or other equity securities convertible or exchangeable into or exercisable for voting share capital of the Company with respect to which such Shareholder acquires Beneficial Ownership after the date of this Agreement (including any Ordinary Shares issued upon the exercise of any Company Options, Company Restricted Share Units or Company Warrants or the conversion, exercise or exchange of any other securities into or for any Ordinary Shares or otherwise).

(c)       “Affiliates” of a specified person means a person who, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified person. For the avoidance of doubt, an “Affiliate” of the Buyer Consortium shall include a person jointly Controlled, whether directly or indirectly through one or more intermediaries, by the Buyer Consortium as a whole.

(d)       “Arbitrator” has the meaning ascribed to it in Section 6.2(b).

(e)       “Bankruptcy and Equity Exception” has the meaning ascribed to it in Section 4.1(a).

(f)        “Beneficial Ownership” by a person of any security includes ownership by any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise (whether or not in writing), has or shares: (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 under the Exchange Act; provided that, without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a person will include securities Beneficially Owned by any Affiliates of such person which are Controlled by such person, but no Beneficial Ownership of securities shall be attributed to securities Beneficially Owned by any other person(s) solely by virtue of the fact that such first person may be deemed to constitute a “group” within the meaning of Section 13(d) of the Exchange Act with such other person(s). The terms “Beneficially Owned” and “Beneficial Owner” shall have correlative meanings.

(g)       “Buyer Consortium” means, collectively, the parties to the Consortium Agreement.

(h)       “Company Option” means each outstanding share option issued by the Company pursuant to any Share Incentive Plan that entitles the holder thereof to purchase Ordinary Shares upon the vesting of such award.

(i)        “Company Restricted Share Unit” means each outstanding restricted share unit issued by the Company pursuant to any Share Incentive Plan that entitles the holder thereof to acquire Ordinary Shares upon the vesting of such award.

(j)        “Company Warrant” means each warrant issued by the Company from time to time that entitles the holder thereof to purchase Ordinary Shares on the terms and conditions contemplated by the Warrant Agreement.

(k)       “Consortium Agreement” means that Consortium Agreement, dated February 9, 2021, by and among certain Shareholders and certain other parties thereto (as may be amended, supplemented or otherwise modified from time to time).

(l)        “Control” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or the possession of voting power, as trustee or executor, by contract or otherwise.

(m)      “Covered Securities” means, with respect to a Shareholder, all of the Existing Securities and Additional Securities (if any) of such Shareholder, in each case, subject to any adjustment pursuant to Section 5.3.

(n)       “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)       “Existing Securities” means with respect to a Shareholder, the Ordinary Shares and Company Warrants Beneficially Owned by such Shareholder as of the date hereof, as set forth opposite such Shareholder’s name on Schedule A hereto.

(p)       “HKIAC” has the meaning ascribed to it in Section 6.2(b).

(q)       “HoldCo Shares” means the ordinary shares of HoldCo with a par value of US$0.0001 per share.

(r)        “Interim Investors Agreement” means that Interim Investors Agreement, dated on or around the date hereof, by and among HoldCo, certain Shareholders and certain other parties thereto (as may be amended, supplemented or otherwise modified from time to time).

(s)       “Nan Fung” means Nan Fung Group Holdings Limited, Sun Hing Associates Limited and NF SPAC Holding Limited.

(t)        “Ordinary Shares” means the ordinary shares of the Company that are designated as “Ordinary Shares” with a par value of US$0.0001 per share.

(u)       “Permitted Liens” has the meaning ascribed to it in Section 5.1(a).

(v)       “Permitted Transfer” means:

(1)	a Transfer of Covered Securities by a Shareholder to (i) an Affiliate of such Shareholder which is Controlled by or under common Control with such Shareholder, (ii) a member of such Shareholder’s immediate family or a trust for the benefit of such Shareholder’s or any member of such Shareholder’s immediate family, or (iii) any heir, legatees, beneficiaries and/or devisees of such Shareholder; provided that, in each case of (i) to (iii), such transferee agrees to execute, prior to or concurrently with such Transfer, a Joinder Agreement in the form attached hereto as Exhibit A; and

(2)	without prejudice to paragraph (1) above, with respect to any of Nan Fung, a Transfer of any of Covered Securities of any of Nan Fung, or any voting right or power (including right or power granted by proxy or otherwise) or economic interest therein (i) to The D.H. Chen Foundation or any of the immediate family members of the direct or indirect equity holder of any of Nan Fung (each a “Principal Owner”), or to any person Controlled by such Principal Owner or any such immediate family members, or to any trust established for the benefit of such Principal Owner or any such immediate family members, (ii) among the Principal Owners by one to another, or to any family members of such Principal Owners, or to any person Controlled by such Principal Owner or any family members thereof, or to any trust established for the benefit of such Principal Owner or any such family members, (iii) insofar as any interest in such Covered Securities is held pursuant to any grant of probate or letters of administration in respect of the estate of any deceased Principal Owner, by the executors, administrators or any other similar personal representatives of such Principal Owner in accordance with the will of such Principal Owner or the applicable laws or otherwise as directed by the order of any relevant courts or tribunals of competent jurisdiction, (iv) insofar as any interest in such Covered Securities is held by or subject to any trust, by the trustees of such trust to any person Controlled by such trust, or to any other trust established for the benefit of such trust; or (v) in connection with or for the purpose of any solvent corporate reconstruction, reorganisation or restructuring within the group of companies comprising Chen’s Group International Limited and its subsidiaries; provided that, in each case of (i) through (v), such transferee agrees to execute, prior to or concurrently with such Transfer, a Joinder Agreement in the form attached hereto as Exhibit A.

(w)      “person” means individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, organization, entity or Governmental Entity.

(x)        “Representatives” means, with respect to any party, such party’s officers, directors, employees, shareholders, general partners, limited partners, accountants, consultants, financial and legal advisors, agents and other representatives.

(y)       “Rollover Closing” has the meaning ascribed to it in Section 3.3.

(z)        “Rollover Consideration” means, with respect to a Shareholder, the number of HoldCo Shares set forth in the column entitled “Rollover Consideration” opposite such Shareholder’s name on Schedule A hereto (as may be adjusted from time to time by the Sponsor in accordance with the Interim Investors Agreement).

(aa)     “Rollover Shares” means, with respect to a Shareholder, the portion of the Ordinary Shares Beneficially Owned by such Shareholder as of immediately prior to the Effective Time that are to be cancelled pursuant to the terms and conditions of this Agreement and the Merger Agreement, the number of which is set forth in the column entitled “Rollover Shares” opposite such Shareholder’s name on Schedule A hereto (as may be adjusted from time to time by the Sponsor in accordance with the Interim Investors Agreement).

(bb)     “Rollover Warrants” means, with respect to a Shareholder, the portion of the Company Warrants Beneficially Owned by such Shareholder as of immediately prior to the Effective Time that are to be cancelled pursuant to the terms and conditions of this Agreement and the Merger Agreement, the number of which is set forth in the column entitled “Rollover Warrants” opposite such Shareholder’s name on Schedule A hereto (as may be adjusted from time to time by the Sponsor in accordance with the Interim Investors Agreement).

(cc)     “Rules” has the meaning ascribed to it in Section 6.2(b).

(dd)     “SEC” means the United States Securities and Exchange Commission.

(ee)      “Share Incentive Plan” means the New Frontier Health Corporation 2019 Omnibus Incentive Plan, as may be amended from time to time.

(ff)       “Sponsor” means New Frontier Public Holding Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands.

(gg)     “Third Party” means any person or “group” (as defined under Section 13(d) of the Exchange Act) of persons, other than HoldCo or any of its Affiliates or Representatives.

(hh)     “Transfer” means, directly or indirectly, to sell, transfer, offer, exchange, assign, pledge, encumber, hypothecate or otherwise dispose of (by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of Law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other agreement with respect to any sale, transfer, offer, exchange, assignment, pledge, encumbrance, hypothecation or other disposition.

Section 1.2        Interpretation. Unless the express context otherwise requires:

(a)       The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

(b)       The captions, headings and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions hereof.

(c)       With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

ARTICLE II
VOTING AND EXCLUSIVITY

Section 2.1        Agreement to Vote; Exclusivity; Irrevocable Proxy.

(a)       Each Shareholder hereby irrevocably and unconditionally agrees that at any annual or extraordinary general meeting of the shareholders of the Company and at any other meeting of the shareholders of the Company, however called, including any adjournment, recess or postponement thereof, or in connection with any written consent of the shareholders of the Company and in any other circumstance upon which a vote, consent or other approval of all or some of the shareholders of the Company is sought, it shall, and shall cause any holder of record of its Covered Securities to, in each case to the extent that the Covered Securities are entitled to vote thereon or consent thereto:

appear at each such meeting or otherwise cause all of its Covered Securities to be counted as present thereat in accordance with procedures applicable to such meeting so as to ensure such Shareholder and each other holder of record of such Shareholder’s Covered Securities are duly counted for purposes of calculating a quorum and for purposes of recording the result of any applicable vote or consent and respond to each request by the Company for written consent, if any; and

vote, or cause to be voted, whether on a show of hands or a poll and whether in person or by proxy, or deliver, or cause to be delivered, a written consent covering, all of its Covered Securities (A) in favor of the approval, adoption and authorization of the Merger Agreement and the approval of the Merger and any other transactions contemplated by the Merger Agreement; (B) in favor of any other matters required to consummate the Merger and any other transactions contemplated by the Merger Agreement; (C) against any Competing Proposal or Alternative Warrant Proposal or any other transaction, proposal, agreement or action made in opposition to the Merger or in competition or inconsistent with the Merger, (D) against any other action, agreement or transaction that is intended to facilitate a Competing Proposal or an Alternative Warrant Proposal or is intended to or could prevent, impede, or, in any material respect, interfere with, delay or adversely affect the Merger or any other transactions contemplated by the Merger Agreement or the performance by such Shareholder of its obligations under this Agreement; (E) against any transaction, proposal, agreement or action that could reasonably be expected to result in a breach of any covenant, representation or warranty or other obligations or agreement of the Company contained in the Merger Agreement; and (F) if requested by HoldCo, in favor of any adjournment or postponement of such meeting, however called, at which any of the matters described in sub-sections (A) through (E) is to be considered.

(b)       Each Shareholder further irrevocably and unconditionally agrees that, in connection with the solicitation of Warrantholder Consent by the Company, it shall, and shall cause any registered holder of its Covered Securities that are Company Warrants to, promptly vote, or cause to be voted, whether on a show of hands or a poll and whether in person or by proxy, or deliver, or cause to be delivered, a written consent, covering all of its Covered Securities that are Company Warrants in favor of the approval and adoption of the Warrant Amendment and the approval of the transactions contemplated thereby.

(c)       Each Shareholder further irrevocably and unconditionally agrees that it shall not, shall cause its Affiliates not to and shall use reasonable best efforts to cause the Representatives of it and its Affiliates (subject to, in the case of a Representative who is a director of the Company or any of its Subsidiaries and solely in such Representative’s capacity as a director, his or her fiduciary duties) not to, directly or indirectly, either alone or with or through any Representatives, (i) make a Competing Proposal or Alternative Warrant Proposal or solicit, encourage, facilitate or join with, or invite, any other person to be involved in the making of a Competing Proposal or Alternative Warrant Proposal, (ii) provide any information to any Third Party with a view to such Third Party or any other person pursuing or considering to pursue a Competing Proposal or Alternative Warrant Proposal, (iii) finance or offer to finance any Competing Proposal or Alternative Warrant Proposal, including by offering any equity or debt financing, or contribution of any Covered Securities or provision of a voting agreement, in support of any Competing Proposal or Alternative Warrant Proposal, or, (iv) enter into any written or oral agreement, arrangement or understanding (whether legally binding or not) regarding, or do, anything that is inconsistent with the provisions of this Agreement or the transactions contemplated hereby, (v) acquire the ownership of any of the assets or businesses of the Company or any Additional Securities or any option or other right to acquire such ownership, excluding any Additional Securities that result from (x) the exercise of any Company Warrants held by such Shareholder as of the date hereof or (y) the vesting or exercise of any Company Options, Company Restricted Share Units or other equity incentive awards under the Share Incentive Plan or any other equity incentive plan adopted by the Company, (vi) take any action that would reasonably be expected to have the effect of preventing, disabling or delaying such Shareholder from performing its obligations under this Agreement, or (vii) solicit, encourage or facilitate, or induce or enter into any negotiation, discussion, agreement, arrangement or understanding (whether or not in writing and whether or not legally binding) with any person (other than members of the Buyer Consortium and their Affiliates) regarding, a Competing Proposal or Alternative Warrant Proposal or any of the matters described in Section 2.1(a), Section 2.1(b) or this Section 2.1(c).

(d)       Each Shareholder shall, and shall cause its Affiliates and shall use reasonable best efforts to cause the Representatives of it and its Affiliates (subject to, in the case of a Representative who is a director of the Company or any of its Subsidiaries and solely in such Representative’s capacity as a director, his or her fiduciary duties) to, immediately cease and terminate and cause to be ceased and terminated any existing discussions, conversations, negotiations or other communications or activities with any person that may have been conducted heretofore with respect to a Competing Proposal or Alternative Warrant Proposal. From and after the date hereof, each Shareholder shall promptly advise HoldCo of any approach by any person other than the Buyer Consortium to such Shareholder in connection with a Competing Proposal or Alternative Warrant Proposal and provide HoldCo with copies of any such written communication.

(e)       Except for any proxies granted or voting undertakings delivered in favor of the Sponsor prior to the date hereof (to the extent such proxies and voting undertakings are not revoked pursuant to Section 2.2(b) hereof), each Shareholder shall retain at all times the right to vote or consent with respect to such Shareholder’s Covered Securities in such Shareholder’s sole discretion and without any other limitation on those matters, other than those limitations contained in Section 2.1(a) and Section 2.1(b).

(f)        The obligations of each Shareholder set forth in this Section 2.1 are irrevocable until the termination of this Agreement in accordance with its terms.

Section 2.2        Grant of Irrevocable Proxy. Each Shareholder hereby irrevocably and unconditionally grants a proxy to, and appoints, HoldCo and/or any designee of HoldCo, and each of them individually, as such Shareholder’s proxies and attorneys-in-fact, with full power of substitution and resubstitution, for and in such Shareholder’s name, place and stead, to vote, act by written consent or execute and deliver a proxy, solely in respect of the matters described in, and in accordance with, Section 2.1(a) and Section 2.1(b), and to vote or grant a written consent with respect to the Covered Securities provided in Section 2.1(a) and Section 2.1(b). This irrevocable proxy and power of attorney is given in connection with, and in consideration of, the execution of the Merger Agreement and the transactions contemplated thereby, and that such irrevocable proxy is given to secure the performance of the duties of such Shareholder under this Agreement. Each Shareholder hereby (a) affirms that such irrevocable proxy is (i) coupled with an interest and (ii) subject to the last sentence of this Section 2.2, executed and intended to be irrevocable in accordance with the provisions of the Laws of the State of New York, and (b) revokes any and all prior proxies granted and voting undertakings delivered by such Shareholder with respect to the Covered Securities to the extent such prior proxies or voting undertakings conflict with or are inconsistent with the proxies granted under this Section 2.2 and no subsequent proxy or voting undertaking shall be given by such Shareholder (and if given shall be ineffective). Each Shareholder shall take such further action or execute such other instruments as may be requested by HoldCo in accordance with the relevant provisions of the Laws of the State of New York or any other Law to effectuate the intent of this proxy. The power of attorney granted by each Shareholder herein is a durable power of attorney and, so long as HoldCo has the interest secured by such power of attorney or the obligations secured by such power of attorney remain undischarged, the power of attorney shall not be revoked by the dissolution, bankruptcy, death or incapacity of such Shareholder. The proxy and power of attorney granted hereunder shall automatically and without further action by the parties hereto terminate upon the termination of this Agreement in accordance with its terms.

Section 2.3        Waiver of Dissenter Rights. Each Shareholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any dissenters’ rights, rights of appraisal and any similar rights relating to the Merger and any other transactions contemplated by the Merger Agreement that such Shareholder or any other person may have by virtue of, or with respect to, any of the Covered Securities (including any rights under Section 238 of the CICL).

ARTICLE III
ROLLOVER SHARES AND WARRANTS

Section 3.1        Cancellation of Rollover Shares and Rollover Warrants. Subject to the terms and conditions set forth herein, (a) each Shareholder agrees that its Rollover Shares and Rollover Warrants shall be cancelled at the Effective Time for no consideration from the Company; and (b) other than its Rollover Shares and Rollover Warrants, all the remaining Covered Securities of such Shareholder, if any, shall (i) if such Covered Securities are Ordinary Shares issued and outstanding as of immediately prior to the Effective Time, be cancelled and cease to exist in exchange for the cash consideration provided under the Merger Agreement, or (ii) if such Covered Securities are represented by other securities, be treated as set forth in the Merger Agreement. Each Shareholder shall take all actions necessary to cause its Covered Securities to be treated as set forth herein.

Section 3.2        Subscription of Rollover Consideration. At or immediately prior to the Closing, in consideration for the cancellation of the Rollover Shares and Rollover Warrants held by a Shareholder in accordance with Section 3.1 and without prejudice to any additional HoldCo Shares that such Shareholder may receive in respect of any cash contributions, HoldCo shall issue or cause to be issued to such Shareholder (or, if designated by such Shareholder in writing, an Affiliate of such Shareholder), and such Shareholder or its Affiliate (as applicable) shall subscribe for, its Rollover Consideration. Each Shareholder hereby acknowledges and agrees that (i) delivery of such Rollover Consideration shall constitute complete satisfaction of all obligations towards or sums due to such Shareholder by HoldCo and its Affiliates in respect of the Rollover Shares and Rollover Warrants held by such Shareholder and cancelled at the Effective Time as contemplated by Section 3.1 above, and (ii) such Shareholder shall have no right to any consideration as provided in the Merger Agreement in respect of the Rollover Shares or the Rollover Warrants held by such Shareholder.

Section 3.3        Rollover Closing. Subject to the satisfaction in full (or waiver, if permissible) of all of the conditions set forth in the Merger Agreement (other than conditions that by their nature are to be satisfied or waived, as applicable, at the Closing), the closing of the subscription by and issuance to a Shareholder or its Affiliate (as applicable) of Rollover Consideration contemplated hereby shall take place at or immediately prior to the Closing or at such other time as agreed among such Shareholder and HoldCo (the “Rollover Closing”). For the avoidance of doubt, the cancellation of Rollover Shares and Rollover Warrants shall only take place at the Effective Time in accordance with Section 3.1, notwithstanding the fact that the Rollover Closing may take place prior to the Effective Time.

Section 3.4        Deposit of Rollover Securities. No later than three (3) Business Days prior to the Rollover Closing, each Shareholder and any Representative of such Shareholder holding certificates evidencing any Rollover Shares or Rollover Warrants shall deliver or cause to be delivered to HoldCo all certificates representing such Rollover Shares and Rollover Warrants in such person’s possession, for disposition in accordance with the terms of this Agreement; such certificates and documents shall be held by HoldCo or any agent authorized by HoldCo until the Rollover Closing. To the extent that any Rollover Shares or Rollover Warrants of a Shareholder are held in street name, such Shareholder shall execute such instruments and take such other actions, in each case, as are reasonably requested by HoldCo to reflect or give effect to the cancellation of such Rollover Shares and Rollover Warrants in accordance with this Agreement and the Merger Agreement.

Section 3.5        Tax Treatment. Solely for U.S. federal income tax purposes, the parties hereto agree to treat the cancellation of the Rollover Shares pursuant to Section 3.1 and the issuances of Holdco Shares pursuant to Section 3.2 as contributions that are governed by Sections 351 or 721 of the Code, as applicable. Solely for U.S. federal income tax purposes, the parties hereto shall not take any action inconsistent therewith unless otherwise required pursuant to a final “determination” as defined in Section 1313 of the Code.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.1        Representations and Warranties of the Shareholders. Each Shareholder represents and warrants to HoldCo, severally and not jointly, and solely as to itself and its Covered Securities, as of the date of this Agreement and as of the Rollover Closing:

(a)        Capacity; Authorization; Validity of Agreement; Necessary Action. Such Shareholder has the legal capacity and all requisite power and authority to execute and deliver this Agreement and perform such Shareholder’s obligations hereunder and to consummate the transactions contemplated by this Agreement (excluding, for the avoidance of doubt, any obligations and transactions under or contemplated by the Merger Agreement that are not set forth in this Agreement). This Agreement has been duly authorized (if applicable), executed and delivered by such Shareholder and, assuming this Agreement constitutes a valid and binding obligation of HoldCo, constitutes a legal, valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether considered in a proceeding in equity or at law) (the “Bankruptcy and Equity Exception”).

(b)       Ownership. Such Shareholder is the Beneficial Owner of and has good and valid title to the Existing Securities set forth opposite such Shareholder’s name in Schedule A hereto, free and clear of any Liens, other than any Permitted Liens or any Liens pursuant to this Agreement, the Interim Investors Agreement or the Consortium Agreement, or arising under the memorandum or articles of association of the Company and transfer restrictions imposed by generally applicable securities Laws. As of the date of this Agreement, such Shareholder’s Existing Securities listed in Schedule A hereto constitute all of the Covered Securities Beneficially Owned or owned of record by such Shareholder. Except publicly disclosed in filings made by such Shareholder with the SEC as of the date hereof, such Shareholder is and will be the sole record holder and Beneficial Owner of its Covered Securities (unless such Covered Securities are Transferred via a Permitted Transfer) and has (i) the sole voting power, (ii) the sole power of disposition and (iii) the sole power to agree to all of the matters set forth in this Agreement with respect to its Covered Securities. Other than the proxies previously granted to the Sponsor or voting or similar undertaking delivered to the Sponsor (which are, by the terms of Section 2.2(b), revoked to the extent such proxies or voting undertaking conflict with or are inconsistent with the proxies granted under Section 2.2), such Shareholder has not granted any proxy inconsistent with this Agreement that is still effective or entered into any voting or similar agreement that is still effective, in each case with respect to any of such Shareholder’s Existing Securities and with respect to all of its Covered Securities at all times through the consummation of the Merger.

(c)        Non-Contravention; No Conflicts. Except as would not, individually or in the aggregate, be expected to be adverse to the ability of such Shareholder to timely perform any of its obligations hereunder in any material respect, (i) other than compliance with its obligations under Section 13(d) or any other applicable requirements under the Exchange Act or under the applicable rules or regulations of the listing authorities or stock exchange(s) where the shares of such Shareholder or any of its Affiliates is listed or traded, no filing or notice by such Shareholder with or to any Governmental Entity, and no authorization, consent, permit or approval from any Governmental Entity or any other person is necessary for the execution and delivery of this Agreement by such Shareholder or the performance by such Shareholder of such Shareholder’s obligations herein, (ii) the execution and delivery of this Agreement by such Shareholder do not, and the performance by such Shareholder of such Shareholder’s obligations under this Agreement and the consummation by such Shareholder of the transactions contemplated by this Agreement (excluding, for the avoidance of doubt, any obligations and transactions under or contemplated by the Merger Agreement that are not set forth in this Agreement), will not (1) conflict with, or result in any violation or breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or loss of any material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon such Shareholder’s assets or properties under, any provision of (A) any contract, agreement or other instrument to which the Shareholder is party or by which any of such Shareholder’s assets or properties is bound, or (B) any judgment, order, injunction, decree or Law applicable to such Shareholder or such Shareholder’s assets or properties or (2) other than compliance with its obligations under Section 13(d) or any other applicable requirements under the Exchange Act, require any consent of, registration, declaration or filing with, notice to or permit from any Governmental Entity.

(d)       No Inconsistent Agreements. Except for this Agreement, such Shareholder has not, other than pursuant to the Consortium Agreement and the Interim Investors Agreement or as disclosed in such Shareholder’s (or its Affiliate’s) filings made with the SEC as of the date hereof or to HoldCo and the Company in writing as of the date hereof, (i) entered into any contract, agreement or other instrument, voting agreement, voting trust or similar agreement with respect to any of the Covered Securities, (ii) granted any irrevocable proxy, consent or power of attorney with respect to any of the Covered Securities or (iii) taken any action that would constitute a breach hereof, make any representation or warranty of such Shareholder set forth in this ARTICLE IV untrue or incorrect in any material respect or have the effect of preventing or disabling such Shareholder from performing in any material respect any of its obligations under this Agreement. Such Shareholder understands and acknowledges that HoldCo and its Affiliates have expended, and are continuing to expend, time and resources in connection with the Merger in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Shareholder contained herein.

(e)       No Finder’s Fees. No broker, investment banker, financial advisor, finder, agent or other person is entitled to any broker’s, finder’s, financial adviser’s or other similar fee or commission in connection with this Agreement based upon arrangements made by or on behalf of the Shareholder in his or her capacity as such.

(f)        No Action. There are no proceedings, claims, actions, suits or governmental or regulatory investigations pending or, to the knowledge of such Shareholder, threatened against such Shareholder that could impair the ability of such Shareholder to timely perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

(g)       Opportunity of Inquiry. Such Shareholder has been afforded the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, Representatives of HoldCo and its Affiliates concerning the terms and conditions of the transactions contemplated hereby and the merits and risks of owning HoldCo Shares and such Shareholder acknowledges that it has been advised to discuss with its own counsel the meaning and legal consequences of such Shareholder’s representations and warranties in this Agreement and the transactions contemplated hereby.

Section 4.2        Representations and Warranties of HoldCo. HoldCo represents and warrants to each Shareholder, as of the date of this Agreement and as of the Rollover Closing, except for any representation or warranty that by its terms specifically addresses a matter only as of a particular date or only with respect to a specific period of time, as of such date or with respect to such period:

(a)       It is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. It has all corporate power and authority to execute, deliver and perform this Agreement. The execution and delivery by it of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement (excluding, for the avoidance of doubt, any obligations and transactions under or contemplated by the Merger Agreement, including the Merger) have been duly and validly authorized by it, and no other actions or proceedings on its part are necessary to authorize the execution and delivery by it of this Agreement, the performance by it of its obligations hereunder or the consummation by it of the transactions contemplated by this Agreement (excluding, for the avoidance of doubt, any obligations and transactions under or contemplated by the Merger Agreement, including the Merger). This Agreement has been duly executed and delivered by it and, assuming this Agreement constitutes a valid and binding obligation of each Shareholder, constitutes a legal, valid and binding agreement of it enforceable against it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b)       Except as would not, individually or in the aggregate, be expected to be adverse to its ability to timely perform any of its obligations hereunder in any material respect, the execution and delivery of this Agreement by it do not, and the performance by it of its obligations under this Agreement and the consummation by it of the transactions contemplated by this Agreement (excluding, for the avoidance of doubt, any obligations and transactions under or contemplated by the Merger Agreement, including the Merger), will not (a) conflict with, or result in any violation or breach of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or loss of any material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon its assets or properties under, any provision of (i) any contract, agreement or other instrument to which it is party or by which any of its assets or properties is bound, or (ii) any judgment, order, injunction, decree or Law applicable to it or its assets or properties, or (b) other than compliance with its obligations under Section 13(d) or any other applicable requirements under the Exchange Act, require any consent of, registration, declaration or filing with, notice to or permit from any Governmental Entity or other third person.

(c)       The HoldCo Shares to be issued under this Agreement will, as of immediately prior to the Rollover Closing, have been duly and validly authorized and when issued and delivered in accordance with the terms hereof at the Rollover Closing, will be validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions arising under applicable securities Laws or the organizational documents of HoldCo.

(d)       At and immediately after the Rollover Closing, the authorized share capital of HoldCo shall consist of 500,000,000 HoldCo Shares, of which, assuming the due performance by each Shareholder of its obligations under this Agreement, the HoldCo Shares as set forth in Schedule A (as may be adjusted pursuant to the Interim Investors Agreement and to be recalculated based on the actual subscription price of each HoldCo Share) to be issued pursuant to the terms herein, together with the HoldCo Shares to be issued pursuant to the Additional Rollover Agreements and the Equity Commitment Letters (as may be adjusted pursuant to the Interim Investors Agreement), shall be all of the HoldCo Shares outstanding at and immediately after the Rollover Closing. Except as set forth in the preceding sentence or otherwise agreed to by the Parties in writing and except for the HoldCo Options and HoldCo RSU Awards to be issued pursuant to the Merger Agreement, at and immediately after the Rollover Closing, there shall be (i) no outstanding share capital of or voting or equity interest in HoldCo, (ii) no options, warrants, or other rights to acquire any share capital of or voting or equity interest in HoldCo, (iii) no outstanding securities exchangeable or exercisable for or convertible into share capital of or voting or equity interest in HoldCo, and (iv) no outstanding rights to acquire or obligations to issue any such options, warrants, other rights or securities of HoldCo.

(e)       Parent is wholly-owned by HoldCo.

(f)        Merger Sub is wholly-owned by Parent.

ARTICLE V
OTHER COVENANTS

Section 5.1        Prohibition on Transfer.

(a)       Subject to the terms of this Agreement, each Shareholder covenants and agrees not to Transfer any of its Covered Securities, or any voting right or power (including whether such right or power is granted by proxy or otherwise) or economic interest therein, unless such Transfer (i) is a Permitted Transfer, (ii) has been previously approved in writing by HoldCo, or (iii) is made pursuant to any Lien existing as of the date hereof which has been duly disclosed in such Shareholder’s (or its Affiliate’s) filings made with the SEC as of the date hereof or to HoldCo and the Company in writing as of the date hereof (the “Permitted Liens”). Any attempted Transfer of shares or any interest therein, in violation of this Section 5.1 shall be null and void.

(b)       With respect to each Shareholder, this Agreement and the obligations hereunder shall attach to the Covered Securities and shall be binding upon any person to which legal or Beneficial Ownership shall pass, whether by operation of Law or otherwise, including, the Shareholder’s successors or assigns. No Shareholder may request that the Company or the Company’s transfer agent or warrant agent, as applicable, register the Transfer of (book-entry or otherwise) any or all of the Covered Securities (whether represented by a certificate or uncertificated), unless such Transfer is made in compliance with this Agreement. Notwithstanding any Transfer of Covered Securities, the transferor shall remain liable for the performance of all of the obligations of the Shareholder under this Agreement.

Section 5.2        Additional Securities. Without prejudice to the obligations of the Shareholders under Section 1.5 of the Interim Investors Agreement, each Shareholder covenants and agrees to notify HoldCo in writing of the number of Additional Securities Beneficial Ownership in which is acquired by each Shareholder after the date hereof as soon as practicable, but in no event later than five (5) Business Days, after such acquisition. Any such Additional Securities shall automatically become subject to the terms of this Agreement and shall constitute Covered Securities for all purposes of this Agreement.

Section 5.3        Share Dividends, etc. In the event of a reclassification, recapitalization, reorganization, share split (including a reverse share split) or combination, exchange or readjustment of shares, or other similar transaction, or if any share dividend, subdivision or distribution (including any dividend or distribution of securities convertible into or exchangeable for Ordinary Shares) is declared, in each case affecting the Covered Securities, the term “Covered Securities” shall be deemed to refer to and include such shares as well as all such share dividends and distributions and any securities of the Company into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 5.4        No Inconsistent Agreements. Without the prior written consent of HoldCo, no Shareholder shall (a) enter into any contract or other instrument, option or other agreement (except this Agreement) with respect to, or consent to, a Transfer (other than a Permitted Transfer) of, any of the Covered Securities, Beneficial Ownership thereof or any other interest therein, (b) create or permit to exist any Lien that could prevent such Shareholder from voting the Covered Securities in accordance with this Agreement or from complying with the other obligations under this Agreement, other than any restrictions imposed by applicable Law on such Covered Securities or any Permitted Liens, (c) enter into any voting or similar agreement (except this Agreement) with respect to the Covered Securities or grant any proxy, consent or power of attorney with respect to any of the Covered Securities (other than as contemplated by Section 2.1(a), Section 2.1(b) and Section 2.2 hereof) or (d) take any action, directly or indirectly, that would or would reasonably be expected to (i) result in a breach hereof, (ii) make any representation or warranty of the Shareholder set forth in ARTICLE IV untrue or incorrect in any material respect or (iii) prevent, impede or, in any material respect, interfere with, delay or adversely affect the performance by such Shareholder of its obligations under, or compliance by such Shareholder with the provisions of, this Agreement.

Section 5.5        Public Disclosure. None of the parties hereto shall issue any press release or make any other public statement with respect to the transactions contemplated by this Agreement without the prior written consent of HoldCo (at the direction of the Sponsor), except as such release or statement may be required by Law, a court of competent jurisdiction, a regulatory body or international stock exchange, and then only after (a) the form and terms of such disclosure have been provided to the HoldCo for its review and comment, and (b) notice has been provided to HoldCo and HoldCo had a reasonable opportunity to comment thereon, in each case to the extent legally permissible. Notwithstanding the above, each Shareholder agrees to permit the Company and the other Shareholders to publish and disclose in all documents filed by the Company or any such other Shareholder with the SEC in connection with the Transactions, its and its respective Affiliates’ identity and beneficial ownership of its Covered Securities or other equity securities of the Company and the nature of such Shareholder’s commitments, arrangements and understandings under this Agreement, the Equity Commitment Letters, the Limited Guarantees, the Interim Investors Agreement, the Additional Rollover Agreements or any other agreement or arrangement to which it (or any of its Affiliates) is a party relating to the Transactions (including a copy thereof), to the extent required by applicable Law or the SEC (or its staff).

ARTICLE VI
MISCELLANEOUS

Section 6.1        Termination. As between HoldCo, on the one hand, and a Shareholder, on the other hand, this Agreement and all obligations hereunder (other than as set forth in the following sentence) shall automatically terminate on the earliest to occur of (i) the consummation of the Merger, and (ii) the termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement, the rights and obligations of HoldCo, on the one hand, and such Shareholder, on the other hand, will terminate and become of no further force or effect without further action by either of them except for the provisions of ARTICLE VI, which will survive such termination indefinitely. For the avoidance of doubt, the termination of this Agreement shall not relieve any party of liability for any breach prior to such termination.

Section 6.2        Governing Law and Venue.

(a)       This Agreement shall be interpreted, construed and governed by and in accordance with the Laws of the State of New York without regard to the conflicts of law principles thereof that would subject such matter to the Laws of another jurisdiction, except that the following matters arising out of or relating to this Agreement shall be interpreted, construed, performed, enforced and governed by and in accordance with the Laws of the Cayman Islands in respect of which the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the courts of the Cayman Islands: the Merger, the rights provided in Section 238 of the CICL, the fiduciary or other duties of the board of directors of the Company and the internal corporate affairs of the Company.

(b)       Subject to the exception for jurisdiction of the courts of the Cayman Islands in Section 6.2(a), any Actions arising out of or in any way relating to this Agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time and as may be amended by this Section 6.2 (the “Rules”). The place of arbitration shall be Hong Kong Special Administrative Region of the People’s Republic of China. The official language of the arbitration shall be English and the tribunal shall consist of three arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the Rules, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

(c)        Notwithstanding the foregoing, the parties hereby consent to and agree that in addition to any recourse to arbitration as set out in Section 6.2(b), any party may, to the extent permitted under the rules and procedures of the HKIAC, seek an interim injunction or other form of relief from the HKIAC as provided for in its Rules. Such application shall also be governed by, and construed in accordance with, the Laws of the State of New York.

Section 6.3        Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt (or, in the case of electronic mail, when no error message is generated) when transmitted by facsimile transmission or by electronic mail or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next Business Day if transmitted by international overnight courier, in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to HoldCo, to:

Unit 3004, Garden Square

No. 968, Beijing West Road, Jing’An

Shanghai, China
Attention: Carl Wu

E-mail: carl@new-frontier.com

with a required copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP
3901 China World Tower

1 Jianguomenwai Avenue

Beijing 100004, China
Attention:         Yang Wang
E-mail:               Yang.Wang@stblaw.com

if to a Shareholder, at the address set forth opposite such Shareholder’s name on Schedule A hereto.

Section 6.4        Amendment. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by HoldCo and each Shareholder. Notwithstanding anything to the contrary in this Agreement, none of this Section 6.4 and the other provisions with respect to which the Company is made a third-party beneficiary shall be amended or waived without the Company’s prior written consent.

Section 6.5        Extension; Waiver. HoldCo, on the one hand, and a Shareholder, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered under this Agreement or (c) waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver shall be valid only if specifically set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement.

Section 6.6        Entire Agreement. This Agreement, together with the Consortium Agreement, the Merger Agreement, the Equity Commitment Letters, the Limited Guarantees, the Interim Investors Agreement and other agreements referenced herein, constitutes the sole and entire agreement of each Shareholder or any of its Affiliates, on the one hand, and HoldCo or any of its Affiliates, on the other hand, with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. Notwithstanding the foregoing, in the event of any conflict between the provisions of this Agreement and the provisions of the Consortium Agreement, the provisions of this Agreement shall prevail.

Section 6.7        Third-Party Beneficiaries. This Agreement is for the sole benefit of, shall be binding upon, and may be enforced solely by HoldCo and each Shareholder, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than HoldCo and each Shareholder) any legal or equitable right, benefit or remedy of any nature whatsoever; provided, however, that the Company is an express third-party beneficiary of the obligations of the Shareholders pursuant to ARTICLE II, ARTICLE III, ARTICLE V and this ARTICLE VI and shall be entitled to specific performance of the terms thereof, including an injunction or injunctions to prevent breaches of this Agreement by the parties thereto, in addition to any other remedy at law or equity.

Section 6.8        Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any party or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 6.9        Rules of Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

Section 6.10      Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including, but not limited to, by merger or consolidation) or otherwise by any of the parties without the prior written consent of the other parties, provided that HoldCo may assign its rights (but not obligations) in connection with a permitted assignment of the Merger Agreement by HoldCo in accordance with its terms without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

Section 6.11      Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character and irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly each party to this Agreement (a) shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the forum described in Section 6.2, without proof of damages or otherwise, this being in addition to any other remedy at law or in equity, and (b) hereby waives any requirement for the posting of any bond or similar collateral in connection therewith. Each party hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) any other party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 6.12      Shareholder Capacity. Notwithstanding anything contained in this Agreement to the contrary, each Shareholder is signing this Agreement solely and only in such Shareholder’s capacity as Beneficial Owner of its Covered Securities and, accordingly, (i) the representations, warranties, covenants and agreements made herein by a Shareholder are made solely with respect to such Shareholder and its Covered Securities, (ii) nothing herein shall limit or affect any actions taken by such Shareholder in his capacity as a director or officer of the Company (or a Subsidiary of the Company), including participating in his capacity as a director or officer of the Company in any discussions or negotiations with the Buyer Consortium, and (iii) no action taken in good faith by such Shareholder in his capacity as a director or officer of the Company (or a Subsidiary of the Company) shall be deemed to constitute a breach of this Agreement. Nothing contained herein, and no action taken by such Shareholder pursuant hereto, shall be deemed to constitute the parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the parties hereto are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

Section 6.13      No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in HoldCo any direct or indirect ownership or incidence of ownership of or with respect to any Covered Securities. All rights, ownership and economic benefits of and relating to the Covered Securities shall remain vested in and belong to the relevant Shareholder, and HoldCo shall have no authority to direct such Shareholder in the voting or disposition of any of the Covered Securities, in each case, except to the extent expressly provided herein.

Section 6.14      Costs and Expenses. Except as provided otherwise in the Interim Investors Agreement, all costs and expenses (including all fees and disbursements of counsel, accountants, investment bankers, experts and consultants to a party) incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses.

Section 6.15      Counterparts. This Agreement may be executed and delivered (including by electronic or facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement; provided, however, that if any of the Shareholders fails for any reason to execute, or perform their obligations under, this Agreement, this Agreement shall remain effective as to all parties executing this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED			)
)
by UNICORN II HOLDINGS LIMITED			)	/s/ Carl Wu
			)	Name:	Carl Wu
in the presence of:	/s/ Beibei Jiang		)	Title: Authorised Signatory
	Name:	Beibei Jiang
	Address:	3004 Garden Square

[Project Unicorn II - Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED			)
)
by NEW FRONTIER PUBLIC HOLDING LTD.			)	/s/ Carl Wu
			)	Name:	Carl Wu
in the presence of:	/s/ Beibei Jiang		)	Title: Authorised Signatory
	Name:	Beibei Jiang
	Address:	3004 Garden Square

[Project Unicorn II - Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED			)
)
by STRATEGIC HEALTHCARE HOLDING LTD.			)	/s/ Carl Wu
			)	Name:	Carl Wu
in the presence of:	/s/ Beibei Jiang		)	Title: Authorised Signatory
	Name:	Beibei Jiang
	Address:	3004 Garden Square

[Project Unicorn II - Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED			)
)
by MAX RISING INTERNATIONAL LIMITED			)	/s/ Carl Wu
			)	Name:	Carl Wu
in the presence of:	/s/ Beibei Jiang		)	Title: Authorised Signatory
	Name:	Beibei Jiang
	Address:	3004 Garden Square

[Project Unicorn II - Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED			)
)
by YING ZENG			)	/s/ Ying Zeng
)
in the presence of:	/s/ Beibei Jiang		)
	Name:	Beibei Jiang
	Address:	3004 Garden Square

[Project Unicorn II - Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED			)
)
by CARNIVAL INVESTMENTS LIMITED			)	/s/ Kam Chung Leung
			)	Name:	Kam Chung Leung
in the presence of:	/s/ Elaine Wong		)	Title: Authorised Signatory
	Name:	Elaine Wong
	Address:	c/o 23/F Nan Fung Tower
88 Connaught Road Central
Central, Hong Kong

[Project Unicorn II - Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED			)
)
by VIVO CAPITAL FUND IX (CAYMAN), L.P.			)	/s/ Frank Kung
			)	Name:	Frank Kung
in the presence of:	/s/ Li Dingding		)	Title: Authorised Signatory
	Name:	Li Dingding
	Address:	Twin Tower, Yonganli, Chaoyang District, Beijing

[Project Unicorn II - Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED			)
)
by NF SPAC HOLDING LIMITED			)	/s/ Tang Chun Wai Nelson
			)	Name:	Tang Chun Wai Nelson
in the presence of:	/s/ Irene LEONG		)	Title: Authorised Signatory
	Name:	Irene LEONG
	Address:	23/F Nan Fung Tower
88 Connaught Road C
Central, Hong Kong

[Project Unicorn II - Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED			)
)
by SUN HING ASSOCIATES LIMITED			)	/s/ Tang Chun Wai Nelson
			)	Name:	Tang Chun Wai Nelson
in the presence of:	/s/ Irene LEONG		)	Title: Authorised Signatory
	Name:	Irene LEONG
	Address:	23/F Nan Fung Tower
88 Connaught Road C
Central, Hong Kong

[Project Unicorn II - Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED			)
)
by NAN FUNG GROUP HOLDINGS LIMITED			)	/s/ Tang Chun Wai Nelson
			)	Name:	Tang Chun Wai Nelson
in the presence of:	/s/ Irene LEONG		)	Title: Authorised Signatory
	Name:	Irene LEONG
	Address:	23/F Nan Fung Tower
88 Connaught Road C
Central, Hong Kong

[Project Unicorn II - Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED			)
)
by BRAVE PEAK LIMITED			)	/s/ Hui Mei Mei, Carol
			)	Name:	Hui Mei Mei, Carol
in the presence of:	/s/ Katherine Lam		)	Title: Authorised Signatory
	Name:	Katherine Lam
	Address:	38th Floor, Tower One,
Lippo Centre, 89 Queensway,
Hong Kong

[Project Unicorn II - Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED			)
)
by ASPEX MASTER FUND			)	/s/ Li, Ho Kei
			)	Name:	Li Ho Kei
in the presence of:	/s/ Chiu, Tsz Kwan		)	Title: Authorised Signatory
	Name:	Chiu, Tsz Kwan
	Address:	16/F, St. George’s Building
2 Ice House Street, Central, Hong Kong

[Project Unicorn II - Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED			)
)
by ROBERTA LIPSON			)	/s/ Roberta Lipson
			)	Name:	Roberta Lipson
in the presence of:	/s/ YIN YUDAN		)	Title: Authorised Signatory
	Name:	YIN YUDAN
	Address:	Building B7, Universal Business Park
10# Jiuxianqiao Lu, Chaoyang, Beijing

[Project Unicorn II - Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED			)
)
by BENJAMIN LIPSON PLAFKER TRUST			)
Acting by Roberta Lipson, its trustee			)	/s/ Roberta Lipson
			)	Name:	Roberta Lipson
in the presence of:	/s/ YIN YUDAN		)	Title:	Trustee
	Name:	YIN YUDAN
	Address:	Building B7, Universal Business Park
10# Jiuxianqiao Lu, Chaoyang, Beijing

[Project Unicorn II - Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED			)
)
by DANIEL LIPSON PLAFKER TRUST			)
Acting by Roberta Lipson, its trustee			)	/s/ Roberta Lipson
			)	Name:	Roberta Lipson
in the presence of:	/s/ YIN YUDAN		)	Title:	Trustee
	Name:	YIN YUDAN
	Address:	Building B7, Universal Business Park
10# Jiuxianqiao Lu, Chaoyang, Beijing

[Project Unicorn II - Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED			)
)
by JOHNATHAN LIPSON PLAFKER TRUST			)
Acting by Roberta Lipson, its trustee			)	/s/ Roberta Lipson
			)	Name:	Roberta Lipson
in the presence of:	/s/ YIN YUDAN		)	Title:	Trustee
	Name:	YIN YUDAN
	Address:	Building B7, Universal Business Park
10# Jiuxianqiao Lu, Chaoyang, Beijing

[Project Unicorn II - Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED			)
)
by ARIEL BENJAMIN LEE TRUST			)
Acting by Roberta Lipson, its trustee			)	/s/ Roberta Lipson
			)	Name:	Roberta Lipson
in the presence of:	/s/ YIN YUDAN		)	Title:	Trustee
	Name:	YIN YUDAN
	Address:	Building B7, Universal Business Park
10# Jiuxianqiao Lu, Chaoyang, Beijing

[Project Unicorn II - Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED			)
)
by LIPSON 2021 GRAT			)
Acting by Roberta Lipson, its trustee			)	/s/ Roberta Lipson
			)	Name:	Roberta Lipson
in the presence of:	/s/ YIN YUDAN		)	Title:	Trustee
	Name:	YIN YUDAN
	Address:	Building B7, Universal Business Park
10# Jiuxianqiao Lu, Chaoyang, Beijing

[Project Unicorn II - Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED			)
)
by ADVANCE DATA SERVICES LIMITED			)	/s/ Ma Huateng
			)	Name:	Ma Huateng
in the presence of:	/s/ Ma Rong		)	Title:	Authorised Signatory
	Name:	Ma Rong
	Address:	No. 9 Queen’s Road
Central, Hong Kong

[Project Unicorn II - Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED			)
)
by YUNQI CHINA SPECIAL INVESTMENT A			)	/s/ Christopher Min Fang Wang
			)	Name:	Christopher Min Fang Wang
in the presence of:	/s/ Selina Guan		)	Title:	Director
	Name:	Selina Guan
	Address:	Unit 3703, 37/F, AIA Tower
183 Electric Road, North Point
Hong Kong

[Project Unicorn II - Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED			)
)
by SMART SCENE INVESTMENT LIMITED			)	/s/ Lui Kon Wai
			)	Name:	Lui Kon Wai
in the presence of:	/s/ Cheung Ka Ki		)	Title:	Director
	Name:	Cheung Ka Ki
	Address:	50/F., Lee Garden One,
33 Hysan Avenue,
Hong Kong

[Project Unicorn II - Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED			)
)
by YORK ASIAN OPPORTUNITIES			)	/s/ Yinliang He
Investments Master Fund, L.P.			)	Name:	Yinliang He
			)	Title:	Authorised Signatory
in the presence of:	/s/ Kevin Carr		)
	Name:	Kevin Carr
	Address:	Chater House – 8th Floor (Suite 809-810)
8 Connaught Road, Central
Hong Kong

[Project Unicorn II - Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED			)
)
by SMART WILL INVESTMENTS LIMITED			)	/s/ Chan Wai Kan
			)	Name:	Chan Wai Kan
in the presence of:	/s/ Wong Wai Fong		)	Title:	Authorised Signatory
	Name:	Wong Wai Fong
	Address:	34/F, Shui On Centre,
6-8 Harbor Road,
Hong Kong

[Project Unicorn II - Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED			)
)
by LY HOLDING CO., LIMITED			)	/s/ NG Ka Lam
			)	Name:	NG Ka Lam
in the presence of:	/s/ CAO Bin		)	Title:	Authorised Signatory
	Name:	CAO Bin
	Address:	3008, 968 Beijing West Rd. Shanghai

[Project Unicorn II - Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as a deed as of the date first written above.

SIGNED as a DEED			)
)
by FOSUN INDUSTRIAL CO., LIMITED			)	/s/ Qiyu CHEN
			)	Name:	Qiyu CHEN
in the presence of:	/s/ Shubo CHEN)			Title:	Authorised Signatory
	Name:	Shubo CHEN
	Address:	No. 1289, Yishan Road, Shanghai, PRC

[Project Unicorn II - Signature Page to Support Agreement]